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                                                                    EXHIBIT 10.9



                            NON-COMPETITION AGREEMENT

        THIS NON-COMPETITION AGREEMENT is made as of the 1st day of June, 1998, by and between INTERNATIONAL DATA GROUP, INC., a Massachusetts corporation ("IDG"), and IDG BOOKS WORLDWIDE, INC., a Delaware corporation ("IDGB").

                             Preliminary Statement

        IDGB and IDG, which is currently the parent corporation of IDGB, contemplate that in 1998 IDGB may issue shares of its capital stock in a registered public offering, and that upon consummation of that offering IDGB will engage primarily in the business of book publishing. The purpose of this Agreement is to set forth the understanding of the parties with respect to restrictions upon IDG's participation in certain activities engaged in by IDGB.

                                   Agreements

        IT IS MUTUALLY AGREED by the parties hereto as follows:

        1. During the term of this Agreement, IDG will not directly or indirectly, as a partner, stockholder, investor or otherwise, own a majority share or be responsible for the management of any corporation or other entity the business objectives or activities of which are carried on anywhere in the world and consist primarily of book publishing (a "Competitive Business"), nor will IDG itself engage primarily in a Competitive Business.

        2. Notwithstanding the provisions of section 1, IDG and its subsidiaries and affiliates may (i) continue to produce Dummies Daily Internet-based content, and (ii) own, directly or indirectly, any amount of the capital stock of IDGB and not more than 5% of any class of "publicly traded securities," or 50% of any class of securities other than "publicly traded securities," of any corporation or other entity which is engaged in a Competitive Business. For purposes of this section 2, the term "publicly traded securities" shall mean securities that are listed on a U.S. or foreign securities exchange or traded on either the Nasdaq National Market or the Nasdaq SmallCap Market.

        3. The parties acknowledge that money damages alone will not adequately compensate IDGB for breach of any of the covenants and agreements herein and, therefore, agree that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to IDGB, at law, in equity or otherwise, IDGB shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.

        4.     (a)    In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it


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shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

               (b) If, after application of the immediately preceding paragraph, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

        5. This Agreement shall become effective upon the consummation of a registered public offering by IDGB of its capital stock. This Agreement shall terminate upon the earlier of (a) the date on which IDG ceases to hold shares of capital stock of IDGB constituting a majority of the voting power of all such shares, or (b) the fifth anniversary of the effective date of this Agreement. In the event that IDGB has not consummated a public offering of its capital stock by December 31, 1998, this Agreement shall terminate in all respects and shall not thereafter be effective or binding on either party for any purpose whatsoever.

        6.     (a)    All notices, requests, consents, and other communications
under this Agreement shall be in writing and shall be delivered by hand, by guaranteed overnight delivery by means of a nationally recognized overnight delivery service, by fax, or by first class certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

               (i) If to IDGB, at 919 East Hillsdale Boulevard, Suite 400, Foster City, California 94404, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by IDGB to IDG; or

               (ii) If to IDG, at One Exeter Plaza, Boston, Massachusetts 02116, Attention: Vice President - Finance, or at such other address or addresses as may have been furnished to IDGB in writing by IDG.

               (b) Notices provided in accordance with this section 6 shall be deemed delivered upon personal delivery, upon actual receipt or on the third business day after deposit in the mail.

        7. No failure or delay by IDGB in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

        8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

        9. Neither this Agreement nor any part hereof may be modified, amended, terminated, waived or discharged except by a writing duly signed on behalf of each party hereto.



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        10.    This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       INTERNATIONAL DATA GROUP, INC.


                                       By:_____________________________________

                                       IDG BOOKS WORLDWIDE, INC.


                                       By:_____________________________________











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